Exhibit 10.5

Hardware Procurement Agreement

This Hardware Procurement Agreement (the “Agreement”) is entered into as of [date], by and between:

(1)	ASK Idea (Hong Kong) Limited, located at Unit 721, 7/F, Cyberport 1, 100 Cyberport Road, Pok Fu Lam, Hong Kong (the “Party A”), and

(2)	[●], a [School/Company] located at [address] (the “Party B”)

for the procurement of hardware to support [specific purpose, e.g., educational items, programming items, training items...]. Party A and Party B are collectively referred to as the “Parties.”

1.	Mutual Consent: This Agreement is legally binding. Its contents may be amended upon mutual agreement of both Parties.

2.	Hardware Provision: Party A shall supply the hardware listed in the attached written Quotation Schedule, including but not limited to: item descriptions, specifications, quantities, unit prices, total amount, and any applicable accessories, software, or tools. The Quotation Schedule shall also set forth any additional terms relating to delivery, invoicing, payment period, and payment instructions that may not be expressly detailed in this Agreement.

3.	Responsibilities of Party A:

3.1.	Specifications and Delivery: Party A shall ensure that all hardware meets the specifications outlined in the Quotation Schedule and is delivered to Party B by [delivery date] in good working condition.

3.2.	Compliance with Laws: Party A shall ensure that all hardware and its usage comply with Hong Kong laws and regulations, including safety and technical standards.

4.	Responsibilities of Party B: Party B shall provide a suitable storage and operational environment for the hardware and ensure proper setup for its intended use.

5.	Payment: Party B shall settle payment within [30 days] of delivery or receipt of invoice. Cheques shall be made payable to Party A, with the invoice number written on the back, and sent to Party A’s address.

6.	Insurance: Party A shall maintain valid third-party liability insurance covering the hardware during delivery and initial setup.

7.	Warranty and Maintenance: Party A shall provide a warranty for the hardware for [duration, e.g., 12 months] from the delivery date, covering defects in materials or workmanship. Any maintenance or repair terms shall be specified in the quotation.

8.	Confidentiality: Party B shall not disclose the terms, pricing, or other details of this Agreement to third parties without Party A’s consent.

9.	General Terms and Conditions: Both Party A and Party B agree to abide by the general terms and conditions of this Agreement as stated below:

9.1.	Delivery and Acceptance: Party B shall inspect the hardware upon delivery and notify Party A of any defects or discrepancies within [7 days]. Failure to notify shall constitute acceptance of the hardware.

9.2.	Liability: Party A shall be liable only for damages or issues directly caused by defects in the supplied hardware. Party A shall not be responsible for damages arising from misuse or improper handling by Party B.

9.3.	National Security Compliance: Party A shall ensure that its employees, agents, and any persons involved in the delivery or setup of hardware comply with the National Security Law of the Hong Kong Special Administrative Region and other applicable Hong Kong laws. Non-compliance grants Party B the right to terminate this Agreement.

9.4.	Anti-Bribery Compliance: Party A shall comply with the Prevention of Bribery Ordinance (Cap. 201). Neither Party A, its employees, nor its agents shall offer advantages (as defined under the Ordinance) to Party B’s employees, school board members, or parent/student representatives involved in this Agreement. Any violation may render the Agreement void, and Party A shall be liable for any losses or damages incurred by Party B.

9.5.	Execution: This Agreement is made in duplicate, with each Party retaining one copy. It takes effect immediately upon signing.

█ Signed and Stamped by Party A:

ASK Idea (Hong Kong) Limited

Date:

█ Signed and Stamped by Party B:

[●]

Date:

Quotation Schedule

TEL：2503 3018 Unit 721, 7/F, Cyberport 1, 100 Cyberport Road, Pok Fu Lam, Hong FAX：2503 3800

日期: Date:	[●]	報價 Quotation
單號: Quo#:	[●]
學校/機構: School/ Organization:	[●]
聯絡人: Contact Person:	[●]	負責人: Salesperson:	[*Head of ASK’s MD]
聯絡電話: Contact Number:	[●]	Stamp:

貨品編號 Item Code:	貨品 Item	摘要 Description	單價 Unit Price	數量 Quantity	總額 Total
1010	RoboMaster EP

已包括以下套件：
1) 機械爪
2) 機械臂
3) 高性能舵機
4) 轉接模組 (傳感器轉接模組均有感器接 與供電功能。電源轉接模 組為第三方開源硬件供電時， 亦提供接口拓展功能，方便 學生們連接更多硬件，發揮 創造力，靈活搭建。)
5) 紅外深度傳感器

This Set Including:
1) Mechanical claw
2) Robotic arm
3) High-performance servo
4) Adapter module (The sensor adapter module has both sensor connections and power supply functions. The power adapter module provides interface expansion capabilities when powered by third-party open-source hardware, making it easier for students to connect more hardware, unleash their creativity, and build flexibly.)
5) Infrared depth sensor

			[●]	1 set
1011	RoboMaster S1/ EP 電池 RoboMaster S1/ EP Battery	為 RoboMaster 特別打造的 3 芯 4.2 V 高電壓電池，使用高能量密度鋰離子電芯，額定容量高達 25.92 Wh，提供 35 分鐘*的強勁續航，最長待機時長約 100 分鐘。	[●]	1 piece
A specially designed 3-cell 4.2V high-voltage battery for RoboMaster, using high-energy density lithium-ion cells, has a rated capacity of up to 25.92 Wh, providing a strong endurance of 35 minutes* and a maximum standby time of approximately 100 minutes.

Quotation 報價單

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TEL：2503 3018 Unit 721, 7/F, Cyberport 1, 100 Cyberport Road, Pok Fu Lam, Hong FAX：2503 3800

1065	Hula 無人機套裝 Hula Drone Kit	套裝包括： 1 x 飛行器 8 x 螺旋槳 8 x 槳葉保護罩 2 x 電池 1 x 充電器 The kit includes: 1 x Aircraft 8 x Propellers 8 x Propeller Guards 2 x Batteries 1 x Charger	[●]	1 Set
1066	Hula 無人機電池 Hula Drone Battery

容量：1200mAh
電壓 ：3.8V
類型 ：鋰離子電池
重量： 31g
貯存溫度：建議25-28度，避免陽光直射

Capacity: 1200mAh
Voltage: 3.8V
Type: Lithium-ion battery
Weight: 31g
Storage Temperature: Recommended 25-28 degrees Celsius, avoid direct sunlight.

			[●]	1 piece
1067	Hula 全方位保護罩 Hula Full Propeller Guard	尺寸：183.6*188.3*16mm 材質：PA Dimensions: 183.6 x 188.3 x 16 mm Material: PA (Polyamide)	[●]	1 piece

Quotation 報價單

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TEL：2503 3018 Unit 721, 7/F, Cyberport 1, 100 Cyberport Road, Pok Fu Lam, Hong FAX：2503 3800

1074	Hula 遙控器 Beginner Remote Controller	尺寸：178 *150*64mm
重量：167g (不含電池)
工作電壓：6V (4節5號電池)
遙控距離：<70m
工作頻段：2.4GHz/5GHz
工作溫度：0-50°C
工作濕度：5-90%
材質：ABS 不包括串流顯示功能 支援一鍵起飛/一鍵降落
支持紅外發射
支援電量顯示

Beginner Remote Controller Specifications：
- Dimensions: 178 x 150 x 64 mm
- Weight: 167g (excluding battery)
- Operating Voltage: 6V (4 AA batteries)
- Remote Control Distance: <70m
- Frequency Band: 2.4GHz/5GHz
- Operating Temperature: 0°C to 50°C
- Operating Humidity: 5% to 90%
- Material: ABS
- Display: Equipped with OLED screen
- Features:
- Supports one-touch takeoff/landing
- Supports infrared emission
	- Displays battery level	[●]	1 piece
***
Total Amount:

總金額大寫：	港幣
Say：	HK Dollar

NOTES：

註一: 報價有效期為30天
Note 1: Quotation is valid for 30 days.
註二: 學校代表可於右方簽署及蓋印以落實有關訂單

The school/Organization representative may sign and seal on the right to confirm the order.

註三: 付款方式：現金/支票
Note 3: Payment Methods: Cash / Cheque

學校/機構School/Organization 代表簽署及蓋印: Representative Signature and Stamp:
職銜 (Title):

銷售: Salesman :	日期 (Confirmation Date):

Quotation 報價單

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